Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form F-4 of Gammon Gold Inc. of our report dated December 22, 2008, except for Note 16, which is as at January 5, 2009 relating to the consolidated financial statements of Nayarit Gold Inc., which appears in Amendment No. 1 to Capital Gold Corporation’s Current Report on Form 8-K dated October 13, 2010. We also consent to the reference to us under the heading “Independent Auditors” in such Amendment No. 4 to the Registration Statement.

We also consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form F-4 of Gammon Gold Inc. of our Comments by Auditors for U.S. Readers on Canada – U.S. Reporting Conflict for Nayarit Gold Inc. dated December 22, 2008, except for Note 16, which is as at January 5, 2009, which appears in Amendment No. 1 to Capital Gold Corporation’s Current Report on Form 8-K dated October 13, 2010.

/s/ McGovern, Hurley, Cunningham, LLP
Chartered Accountants Licensed Public Accountants

Toronto, Canada
February 15, 2011